CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of Franklin Templeton Money Fund Trust on Form N-1A, File No. 033-88924, of our reports dated August 08, 2002 relating to the financial statements and financial highlights of Franklin Templeton Money Fund Trust and The Money Market Portfolios, which appear in the June 30, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."


                                /s/ PricewaterhouseCoopers LLP
                                -------------------------------
                               PricewaterhouseCoopers LLP


San Francisco, California
October 29, 2002